UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2010

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
 (Address of principal executive offices)(Zip Code)

(410) 480-8084
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

New Generation Biofuels Holdings, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) on July 8, 2010. There were 38,271,054 shares of common stock eligible to be voted at the Annual Meeting and 25,061,535 shares were represented in person or by proxy at the meeting which constituted a quorum to conduct business.

All five proposals presented at the Annual Meeting were approved by the shareholders with the final voting results of each proposal listed below:

1.	Proposal One:	Election of five directors of New Generation Biofuels Holdings, Inc.

	Votes FOR	Votes WITHHELD

John E. Mack	5,073,600	11,759,495

Cary J. Claiborne	5,389,165	11,443,930

David H. Goebel, Jr.	16,506,407	326,688

Douglas S. Perry	9,162,507	7,670,588

J. Robert Sheppard, Jr.	16,436,851	396,244

2.	Proposal Two:	Ratification of the appointment of Reznick Group, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
13,089,250	9,400,486	2,571,799	—–

3.	Proposal Three:	Amendment to the Company’s Omnibus Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 6,400,000 to 10,000,000.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
15,568,143	1,227,806	37,146	8,228,440

4.	Proposal Four:	Approval of Private Placement with Proposed Strategic Partner in Accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d).

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
16,738,954	74,705	19,436	8,228,440

5.	Proposal Five:	Authorization of the Company to Issue Common Stock or Securities Convertible into Common Stock in Connection with Capital Raising Transactions, in Accordance with Nasdaq Marketplace Rule 5635(d).

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
15,184,936	1,625,113	23,046	8,228,440

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 13, 2010	/s/ Cary J. Claiborne
Name: Cary J. Claiborne Title: President and Chief Executive Officer